Exhibit 3.1.2

Document processing fee
  If document is filed on paper
  If document is filed electronically
Fees & forms/cover sheets
  are subject to change.
To file electronically, access instructions
  for this form/cover sheet and other
  information or print copies of filed
  documents, visit www.sos.state.co.us
  and select Business Center.
Paper documents must be typewritten or machine printed.
E-Filed $ 125.00 $ 25.00	Colorado Secretary of State Date and Time: 03/10/2009 05:31 PM ID Number: 20081646311 Document number: 20091145415 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20081646311

1. Enity name:	Accredited Members, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:
(if aplicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", casualty", "mutual", or "surety"

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box:  ☑

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Waltz Peter F
(Last) (First) (Middle) (Suffix)
6400 S. Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and addressof any additional individuals causing the document to be delivered for filing, mark this box[ ]  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Click the following links to view attachments

Attachment 1
Addendum

ADDENDUM
TO
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ACCREDITED MEMBERS, INC.

1.           A new Article VI entitled “Cumulative Voting” to the additional provisions of the Articles of Incorporation is added to read as follows:

ARTICLE VI
CUMULATIVE VOTING

A shareholder of the Corporation shall not be entitled to cumulative voting.